                                                                EXHIBIT(a)(1)(O)

1. WILL I RECEIVE A CHECK FROM THE SALE OF CCI STOCK HELD IN MY VANGUARD 401(k) ACCOUNT?

         No. Unlike the sale through the tender offer of other shares of CCI stock you may hold, you will not receive a check from the sale of the CCI shares held in your 401(k) account. Because the CCI Savings Plus 401(k) Plan is designed for the purpose of long-term retirement savings, money can be withdrawn from the Plan only under the limited circumstances described in your Plan summary. The proceeds from the sale of any CCI shares in your Plan account will remain in your 401(k) account and will be allocated to the Vanguard Federal Money Market Fund. You can reallocate your investment mix by selecting one or more of the other investment funds available under the Plan, and shortly you will receive in the mail a booklet describing these fund alternatives.

2. WHAT ARE THE TAX CONSEQUENCES OF SELLING SHARES ACQUIRED UNDER THE EMPLOYEE STOCK PURCHASE PLAN (ESPP)?

         Please see the attached memo and chart which summarize the federal income tax implications of selling shares you have purchased under the ESPP.

         IN CONNECTION WITH THE TENDER OFFER, COX COMMUNICATIONS HAS FILED A JOINT TENDER OFFER STATEMENT ON SCHEDULE TO AND OFFER TO PURCHASE AND RELATED MATERIALS (WITH COX HOLDINGS AND COX ENTERPRISES) AND A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 ("SCHEDULE 14D-9") WITH THE SEC. INVESTORS AND SECURITY HOLDERS OF COX COMMUNICATIONS ARE ADVISED TO READ THE SCHEDULE TO, THE OFFER TO PURCHASE AND SCHEDULE 14D-9, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE OFFER AND THE MERGER. THE OFFER TO PURCHASE AND SCHEDULE 14D-9 HAVE BEEN MAILED TO COX'S STOCKHOLDERS. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN A FREE COPY OF THE SCHEDULE TO, OFFER TO PURCHASE AND
         SCHEDULE 14D-9 AND OTHER DOCUMENTS FILED BY COX WITH THE SEC AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. COPIES OF COX'S SEC FILINGS ARE ALSO AVAILABLE ON THE COX'S WEB SITE AT HTTP://WWW.COX.COM UNDER "INVESTOR CENTER." FREE COPIES OF THE SCHEDULE TO, OFFER TO PURCHASE AND SCHEDULE 14D-9 MAY ALSO BE OBTAINED FROM COX FREE OF CHARGE BY DIRECTING A REQUEST TO COX COMMUNICATIONS, INC. 1400 LAKE HEARN DRIVE, ATLANTA, GEORGIA 30319, ATTENTION: INVESTOR RELATIONS. COX EMPLOYEES MAY CALL TOLL-FREE AT (866) 700-0301, OR IN THE ATLANTA AREA AT (678) 645-4730.

            TAX CONSEQUENCES OF THE SALE OF STOCK ACQUIRED UNDER THE
                        COX EMPLOYEE STOCK PURCHASE PLAN


The following is a brief description of the federal income tax implications of selling the stock you have purchased under the Cox Communications, Inc. Employee Stock Purchase Plan (the "ESPP") in the tender offer commenced November 3, 2004 or subsequent merger. You should have previously received an Offer to Purchase, dated November 3, 2004, that describes the terms of the tender offer and subsequent merger. If you need additional copies of the Offer to Purchase, contact Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia 30319,
Attention: Investor Relations.

Please be advised that Cox does not offer legal or tax advice regarding any plan benefits or interpretation. Tax consequences may vary depending upon individual circumstances. Accordingly, please consult with your personal tax adviser regarding your own federal income tax consequences, as well as tax consequences, if any, under state or local tax laws.

In general, the tax treatment at sale of stock acquired under the ESPP depends on whether you sell your stock before or after the expiration of the statutory holding period. The statutory holding period expires as of the later of: (1) two years after the grant date; and (2) one year after you purchase stock pursuant to the ESPP. The tax treatment for stock sold before the expiration of the statutory holding period, referred to as a "disqualifying disposition," and for stock sold after the expiration of the statutory holding period, referred to as a "qualifying disposition" are described in this memorandum.

EFFECT OF TENDER OFFER/MERGER
If you are tendering your shares from the 2002 ESPP, then shares purchased as of June 30, 2004, March 31, 2004, and December 31, 2003 should be treated as disqualifying dispositions if the tender offer and the merger are completed before December 31, 2004. Tendering shares acquired under the ESPP on any other grant date should be a qualifying disposition.

DISQUALIFYING DISPOSITION:
If the sale is deemed to be a disqualifying disposition then you will be taxed at ordinary income tax rates in the amount of the difference between the amount you paid for the stock and the fair market value (FMV) of the stock on the purchase date.

REFER TO THE ACCOMPANYING ESPP PRICE CHART FOR THE COLUMNS REFERENCED IN THE FOLLOWING EXAMPLE. ASSUME YOU PARTICIPATED IN THE FIRST OFFERING OF THE 2002 ESPP AND PURCHASED 100 SHARES AT THE END OF THE PLAN, ON JUNE 30, 2004 AND YOU SELL YOUR ESPP SHARES AS PART OF THE TENDER OFFER:

ORDINARY INCOME CALCULATION:

--------------- ---------- ------------- ---------- -------------- --------- ------------ ---------- -------------
FMV ON                     PURCHASE
PURCHASE DATE              PRICE                                             NUMBER OF               ORDINARY
(COLUMN I)      MINUS      (COLUMN G)    EQUALS     DIFFERENCE     TIMES     SHARES       EQUALS     INCOME
--------------- ---------- ------------- ---------- -------------- --------- ------------ ---------- -------------
$28.73              -      $25.86            =          $2.87         X          100          =          $287
--------------- ---------- ------------- ---------- -------------- --------- ------------ ---------- -------------

CAPITAL GAIN CALCULATION:

The amount of ordinary income is added to the amount you paid for the stock (initial tax basis) to constitute your adjusted tax basis in the stock for the purpose of determining any capital gain or loss you incur on the sale of the stock:

-------------- --------------- -------------------- -------------- ------------------
  ORDINARY                        PURCHASE PRICE
   INCOME           PLUS          (100 X $25.86)        EQUALS       ADJUSTED BASIS
-------------- --------------- -------------------- -------------- ------------------
     $287             +              $2,586               =              $2,873
-------------- --------------- -------------------- -------------- ------------------

The difference between the sale price, which will be the merger price of $34.75 if you choose to participate in the tender offer, of your stock and your adjusted basis is your short-term capital gain from the sale:

----------------------- ------------- -------------------- -------------- --------------------
   FMV AS OF SALE/
     MERGER DATE                                                             SHORT-TERM
  (100 X  $34.75)           MINUS        ADJUSTED BASIS         EQUALS       CAPITAL GAIN
----------------------- ------------- -------------------- -------------- --------------------

        $3,475               -              $2,873               =               $602
----------------------- ------------- -------------------- -------------- --------------------

Under current tax laws, stock held for less than 12 months is considered a short-term capital gain and is taxed at ordinary income tax rates.


QUALIFYING DISPOSITION:

If the sale is deemed to be a qualifying disposition then you will be taxed at ordinary income tax rates in the amount equal to the lesser of: (1) the difference between the purchase price as of the grant date and the fair market value of the stock on the grant date, or (2) the difference between the FMV of the stock as of the date it is sold in the tender offer or merger and the price you actually paid for the stock under the ESPP.

REFER TO THE ACCOMPANYING ESPP PRICE CHART FOR THE COLUMNS REFERENCED IN THE FOLLOWING EXAMPLE. ASSUME YOU PARTICIPATED IN THE FIRST OFFERING OF THE 2002 ESPP AND PURCHASED 100 SHARES WHEN YOU WITHDREW EARLY FROM THE PLAN, ON JUNE 30, 2003 AND YOU SELL YOUR ESPP SHARES AS PART OF THE TENDER OFFER:

ORDINARY INCOME (1):

--------------- --------- ---------------- ---------- -------------- --------- ------------ ---------- ------------
 FMV ON GRANT    MINUS      DISCOUNTED      EQUALS     DIFFERENCE     TIMES     NUMBER OF    EQUALS     ORDINARY
     DATE                  PURCHASE PRICE                                         SHARES                INCOME (1)
  (COLUMN D)               ON GRANT DATE
                            (COLUMN E)
--------------- --------- ---------------- ---------- -------------- --------- ------------ ---------- ------------

    $35.06         -          $29.80           =          $5.26         X          100          =         $526
--------------- --------- ---------------- ---------- -------------- --------- ------------ ---------- ------------

ORDINARY INCOME (2):
------------- --------- ------------- ---------- --------------- --------- ----------- ---------- -------------
 FMV AS OF                PURCHASE
   SALE/                   PRICE                                           NUMBER OF                ORDINARY
MERGER DATE    MINUS     (COLUMN G)    EQUALS      DIFFERENCE     TIMES     SHARES      EQUALS     INCOME (2)
------------- --------- ------------- ---------- --------------- --------- ----------- ---------- -------------

   $34.75        -         $25.86         =          $8.89          X         100          =          $889
------------- --------- ------------- ---------- --------------- --------- ----------- ---------- -------------

Therefore, your ordinary income amount is the lower of the two above, or $526.

CAPITAL GAINS CALCULATION:

The amount of this ordinary income is added to the amount you paid for the stock (initial tax basis) under the ESPP to constitute your adjusted tax basis for purposes of determining any capital gain or loss you incur on the sale of the stock in the tender offer or merger.

----------------------- --------------------- -------------------- --------------------- --------------------
ORDINARY INCOME (1) -           PLUS            PURCHASE PRICE            EQUALS           ADJUSTED BASIS
    LOWER OF ABOVE                              (100 X $25.86)
----------------------- --------------------- -------------------- --------------------- --------------------
         $526                    +                  $2,586                  =                  $3,112
----------------------- --------------------- -------------------- --------------------- --------------------

The difference between the sale price, which will be the merger price of $34.75 if you chose to participate in the tender offer, of your stock and your adjusted basis is your long-term capital gain from the sale:

----------------------- --------------------- -------------------- --------------------- --------------------
 SALE/MERGER PRICE             MINUS            ADJUSTED BASIS            EQUALS             LONG-TERM
    (100 X $34.75)                                                                         CAPITAL GAIN
----------------------- --------------------- -------------------- --------------------- --------------------
        $3,475                   -                  $3,112                  =                   $363
----------------------- --------------------- -------------------- --------------------- --------------------

--------------------------------------------------------------------------------
                         COX COMMUNICATIONS, INC. (CCI)
                   EMPLOYEE STOCK PURCHASE PLAN (ESPP) PRICES
--------------------------------------------------------------------------------

         TO FIND THE PURCHASE PRICE OF YOUR SHARES, LOCATE THE PLAN YEAR AND GRANT DATE OF THE PLAN YOU PARTICIPATED IN. PLEASE SEE THE NOTE BELOW THE CHART IF YOU WITHDREW EARLY FROM THE PLAN AND DID NOT STAY IN THE PLAN UNTIL THE END OF PLAN PURCHASE DATE.


------------------------------------------------------------------------------------------------------------------------------
     A              B          C                   D                        E          F              G                H
------------------------------------------------------------------------------------------------------------------------------
                                      FMV ON GRANT DATE (*USED TO                                  PURCHASE        END OF PLAN
   PLAN           GRANT                  CALCULATE QUALIFYING                                   PRICE (85% OF       PURCHASE
   YEAR            DATE              DISPOSITION ORDINARY INCOME)                                   FMV)              DATE
------------------------------------------------------------------------------------------------------------------------------
    1995          6/1/1995                       $8.57                                              $7.29           8/31/1997
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                      FMV ON GRANT DATE (*USED TO                                  PURCHASE
  PLAN            GRANT                  CALCULATE QUALIFYING                                   PRICE (85% OF      END OF PLAN
  YEAR            DATE               DISPOSITION ORDINARY INCOME)                                   FMV)          PURCHASE DATE
------------------------------------------------------------------------------------------------------------------------------
  1997        10/31/1997                      $15.34                                               $13.04            2/1/2000
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                   FMV ON GRANT DATE (*USED TO                         DISCOUNTED        FINAL
 PLAN         GRANT    OFFERING       CALCULATE QUALIFYING        DISCOUNTED INITIAL      ENDING       DISCOUNTED     END OF PLAN
 YEAR          DATE     PERIOD    DISPOSITION ORDINARY INCOME)     PURCHASE PRICE        PRICE       PURCHASE PRICE  PURCHASE DATE
--------------------------------------------------------------------------------------------------------------------------------
   2000      1/3/2000    1st               $50.20                    $42.67              $34.36         $34.36         3/31/2002
---------------------------------------------------------------------------------------------------------------------------------
             8/1/2000    2nd               $40.84                    $34.72              $34.36         $34.36         3/31/2002
---------------------------------------------------------------------------------------------------------------------------------
             2/1/2001    3rd               $47.78                    $40.61              $34.36         $34.36         3/31/2002
---------------------------------------------------------------------------------------------------------------------------------
             8/1/2001    4th               $40.58                    $34.50              $34.36         $34.36         3/31/2002
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  A        B          C                 D                  E            F            G               H                   I
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  FMV ON PURCHASE
                                    FMV ON GRANT                                                                   DATE (*USED TO
                                   DATE (*USED TO     DISCOUNTED                                                      CALCULATE
                               CALCULATE QUALIFYING    INITIAL     DISCOUNTED      FINAL         END OF PLAN       DISQUALIFYING
 PLAN     GRANT    OFFERING         DISPOSITION        PURCHASE      ENDING      DISCOUNTED       PURCHASE           DISPOSITION
 YEAR      DATE     PERIOD       ORDINARY INCOME)       PRICE        PRICE      PURCHASE PRICE      DATE          ORDINARY INCOME)
----------------------------------------------------------------------------------------------------------------------------------
 2002   4/15/2002    1st               $35.06           $29.80       $25.86         $25.86         6/30/2004           $28.73
----------------------------------------------------------------------------------------------------------------------------------
        11/1/2002    2nd               $28.46           $24.19       $25.86         $24.19         6/30/2004           $28.73
----------------------------------------------------------------------------------------------------------------------------------
         5/1/2003    3rd               $32.81           $27.89       $25.86         $25.86         6/30/2004           $28.73
----------------------------------------------------------------------------------------------------------------------------------
        11/1/2003    4th               $33.22           $28.24       $25.86         $25.86         6/30/2004           $28.73
----------------------------------------------------------------------------------------------------------------------------------

NOTES:

1995 and 1997 Plan prices are adjusted for the 2:1 split that occurred in May 1999.

For the 2000 and 2002 Plans, the final purchase price represents the lower of the initial discounted and ending discounted prices. The final purchase price is the price paid by employees assuming they stayed in the plan until the end. An employee who withdrew early from the plan would have purchased shares at the initial purchase price at the time of withdrawal. The FMV below would be substituted for Column I above for an employee who withdrew from the plan on the corresponding withdrawal date, for purposes of calculating disqualifying disposition ordinary income as indicated in the accompanying tax consequences text.

              ------------------------------------------------------
                                           FMV ON WITHDRAWAL DATE
                                            (*USED TO CALCULATE
                                          DISQUALIFYING DISPOSITION
                 WITHDRAWAL DATE              ORDINARY INCOME)
              ------------------------------------------------------
                   3/31/2004                      $30.98
                  12/31/2003                      $34.27
              ------------------------------------------------------

PLEASE BE ADVISED THAT COX DOES NOT OFFER LEGAL ADVICE REGARDING ANY PLAN BENEFITS OR INTERPRETATION. PLEASE CONSULT WITH YOUR LEGAL AND TAX ADVISORS TO DETERMINE THE SPECIFIC EFFECT OF ANY PLAN BENEFITS OR PAYMENTS ON YOUR PARTICULAR SITUATION.